ABM EXPANDS SEMICONDUCTOR AND TECHNICAL SERVICES PLATFORM WITH AGREEMENT TO ACQUIRE WGNSTAR

Strategic acquisition will strengthen ABM’s position in fast-growing semiconductor and technology manufacturing markets

NEW YORK, NY – December 17, 2025 – ABM (NYSE: ABM), a major provider of integrated facility, infrastructure, and technical solutions, today announced a definitive agreement to acquire WGNSTAR, a leading provider of managed workforce solutions and equipment support services for the semiconductor and high-technology industries, in a cash transaction valued at approximately $275 million.

WGNSTAR operates across the U.S. and in Ireland, delivering technical and operational solutions through a highly skilled workforce of more than 1,300 employees and long-standing client partnerships, many exceeding two decades. WGNSTAR generates over half of its revenue from integrated workforce programs, delivering highly trained technical teams to ensure operational efficiency in chip fabrication facilities. WGNSTAR also collaborates with leading OEMs to offer equipment support services that encompass installation, maintenance, and production tool management, further enhancing productivity within fabrication environments.

The growth potential in WGNSTAR’s core services is anticipated to be significant, with a multi-billion-dollar addressable market in which only a small share is currently outsourced. This creates a meaningful opportunity for ABM to expand its presence within the rapidly growing semiconductor sector. Following the acquisition, ABM’s semiconductor solutions portfolio will be approximately $325 million in revenue on an annualized basis, establishing the Company among the largest integrated service providers in North America. This strategic positioning allows ABM to pursue growth driven by U.S. semiconductor onshoring initiatives, supported by CHIPS Act incentives and record levels of private investment.

Scott Salmirs, President & Chief Executive Officer of ABM, commented, “WGNSTAR’s expertise in semiconductor operations and equipment services will align seamlessly with ABM’s strengths in engineering, energy resiliency, and mission-critical solutions. As demand escalates for domestic semiconductor production, we anticipate this transaction will uniquely position ABM to meet our clients’ evolving needs, from cleanroom and critical facility management to specialized technical services supporting chip fabrication and equipment operations. We’re excited to welcome the talented WGNSTAR team to ABM and, together, provide integrated solutions in a dynamic and rapidly growing market.”

Nigel Wenden, CEO of WGNSTAR, said, “I am incredibly proud of the business our team has built over the past 22 years since its founding in Ireland. Joining forces with ABM will enable us to better serve our clients in this exciting technology market with integrated and innovative solutions. Both companies share a commitment to innovation, excellence, and partnership, positioning us to meet the needs of our customers as the semiconductor industry continues to expand.”

Transaction Overview

Under the terms of the agreement, ABM will acquire WGNSTAR for approximately $275 million, subject to adjustments in accordance with the agreement. WGNSTAR is expected to generate annual revenue of approximately $135 million in calendar 2025, with adjusted EBITDA margins in excess of ABM’s Manufacturing & Distribution (“M&D”) segment, along with an anticipated annual growth rate of about 10%.

The acquisition is expected to be modestly dilutive to adjusted EPS in fiscal 2026, primarily due to amortization of acquired intangibles and related interest expense. However, the acquisition is anticipated to be $0.05 to $0.07 accretive in fiscal 2027 and accelerate thereafter, driven by growth and synergy realization. WGNSTAR’s results will be reported as part of ABM’s M&D segment.

The transaction will be funded through a combination of cash on hand and existing credit facilities. The transaction is expected to close during ABM’s second fiscal quarter of 2026, following required regulatory review in the U.S. and Ireland and satisfaction of other customary conditions.

Fiscal Fourth Quarter and Full Year 2025 Results

In a separate press release issued today, ABM announced its fiscal fourth quarter and full-year 2025 financial results and provided its outlook for fiscal 2026, inclusive of the WGNSTAR transaction.

Conference Call and Webcast

ABM will host its quarterly conference call for all interested parties on Wednesday, December 17, 2025, at 8:30 AM (ET) to discuss its fourth quarter and full-year 2025 financial results and the WGNSTAR acquisition. The live conference call can be accessed via audio webcast at the “Investors” section of the Company's website, located at www.abm.com, or by dialing (877) 451-6152 (domestic) or (201) 389-0879 (international) approximately 15 minutes prior to the scheduled time.

About ABM

ABM (NYSE: ABM) is one of the world’s largest providers of integrated facility, engineering, and infrastructure solutions. Every day, our over 100,000 team members deliver essential services that make spaces cleaner, safer, and more efficient, enhancing the overall occupant experience.

ABM serves a wide range of market sectors including commercial real estate, aviation, mission critical, and manufacturing and distribution. With over $8 billion in annual revenue and a blue-chip client base, ABM delivers innovative technologies and sustainable solutions that enhance facilities and empower clients to achieve their goals. Committed to creating smarter, more connected spaces, ABM is investing in the future to meet evolving challenges and build a healthier, thriving world. ABM: Driving possibility, together.

For more information, visit www.abm.com

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements, including, but not limited to, statements addressing the acquisition of WGNSTAR by ABM including expectations regarding integration activities, anticipated synergies, cross−selling opportunities, operational efficiencies, market expansion, and the long−term strategic impact of the transaction. In this context, we make forward-looking statements related to future expectations, estimates and projections that are uncertain, and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,”

“forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “opportunity,” “pursue,” “predict,” “position,” “should,” “target” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, the following: (i) the acquisition of WNGSTAR may not provide the benefits that we anticipate receiving due to any number of factors, including inability to retain WGNSTAR’s existing customers and the inability of WGNSTAR to continue to grow its sales to new and existing customers; (ii) we may not be able to successfully cross-sell business between our existing customers and WGNSTAR’s existing services, or expand services to new customers; and (iii) we may encounter unanticipated costs related to the acquisition. For additional information on these and other risks and uncertainties we face, see ABM’s risk factors, as they may be amended from time to time, set forth in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Information

In this press release, the Company has presented forward-looking information with respect to earnings before interest, taxes, depreciation and amortization, and excluding items impacting comparability (adjusted EBITDA). Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. Adjusted EBITDA margin is defined as adjusted EBITDA divided by revenue excluding management reimbursement. The Company has also presented forward-looking information with respect to adjusted EPS. The Company cannot provide a reconciliation of forward-looking non-GAAP adjusted EBITDA margin measures or adjusted EPS to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America.

Contacts

Investor Relations:
Paul Goldberg
212-297-9721
ir@abm.com

Media:
Michael Valentino
media@abm.com